UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Summit Materials, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUMMIT MATERIALS, INC.
AMENDMENT TO DEFINITIVE PROXY STATEMENT
RELATING TO THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2024

EXPLANATORY NOTE

This proxy statement amendment (“Amendment”) updates and amends Summit Materials, Inc.’s definitive proxy statement (‘‘Proxy Statement’’) filed with the Securities and Exchange Commission on April 8, 2024 regarding the 2024 Summit Materials, Inc. Annual Meeting of Stockholders (“Annual Meeting”) to be held on May 21, 2024 at 8:00 a.m. Eastern Time at The Ritz-Carlton, Atlanta, The Congress Room, 181 Peachtree street, N.E., Atlanta, Georgia 30303.

Except as updated by this Amendment, all information set forth in our Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at our Annual Meeting.

This Amendment, our Proxy Statement and our 2023 Annual Report to Stockholders, which includes our Annual Report on Form 10-K are available at: https://investors.summit-materials.com/sec-filings/summit-materials-inc/default.aspx.

From and after the date of this Amendment, all references to the “Proxy Statement” are to the Proxy Statement as amended hereby. The Proxy Statement contains important information, and this Amendment should be read in conjunction with the Proxy Statement.

If you have already submitted your proxy and wish to revoke it, please refer to the section entitled, “How Can I Revoke My Proxy?” on page 61 of our Proxy Statement for instructions.

The purpose of this Amendment is to update the “Who We Are” section of Item 1 – Election of Directors to the Proxy Statement, as follows:

On page 10 of the Proxy Statement, the description of Mr. Jorge Mario Velásquez’s credentials is amended and restated to state:

“Also…

Mr. Velásquez is a member of the Board of Directors of Cementos Argos S.A., a controlled affiliate of Grupo Argos S.A.; Celsia S.A., a controlled affiliate of Grupo Argos S.A.; Odinsa S.A., a controlled affiliate of Grupo Argos S.A.; Grupo de Inversiones Suramericana S.A.; Fundación Grupo Argos, a foundation of Grupo Argos S.A.; the National Association of Entrepreneurs - ANDI, a non-profit business association; Proantioquia, a non-profit foundation for the sustainable development of Antioquia; and the Superior Council of the EIA University located in Colombia.”